EXHIBIT 4.7






                                          BY-LAWS

                            (as amended through June __, 1994)

                                            OF

                               COLLINS & AIKMAN CORPORATION


                                         ARTICLE I

                                          Offices
                                          -------

                         SECTION 1.  Registered Office.  The registered
                                     ------------------
               office of Collins and Aikman Corporation (the "Corporation") shall be in the City of Dover, County of Kent, State of Delaware and the registered agent shall be The Prentice-Hall Corporation System, Inc., or such other office or agent as the Board of Directors shall from time to time select.

                         SECTION 2.  Other Offices.  The Corporation may
                                     --------------
               also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                        ARTICLE II

                                 Meetings of Stockholders
                                 ------------------------

                         SECTION 1.  Place of Meeting.  Meetings of the
                                     -----------------
               stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

                         SECTION 2.  Annual Meetings.  The annual meeting
                                     ----------------
               of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors, at which meetings the stockholders shall elect, in accordance with Section 1 and Section 2 of Article III of these By-laws, by a plurality vote those Directors belonging to the class or classes of directors to be elected at such meeting, and transact such other business as may properly be brought before the meeting.

                         SECTION 3.  Special Meetings.  Unless otherwise
                                     -----------------
               prescribed by law or by the Restated Certificate of Incorporation (the "Certificate of Incorporation"), special meetings of stockholders may be called only by the Chairman










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               or a Co-Chairman of the Board, if there be one, or pursuant to a resolution adopted by a majority of the entire Board of Directors. Business transacted at all special meetings shall be confined to the matters specified in the notice of the meeting.

                         SECTION 4.  Notice of Meetings.  Except as
                                     -------------------
               otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall in writing waive notice thereof. Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

                         SECTION 5.  Quorum.  Except as otherwise provided
                                     -------
               by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be presented or represented. At such adjourned meeting at which a quorum shall be presented or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of











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                                                                          3





               the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

                         SECTION 6.  Voting.  Unless otherwise provided by
                                     -------
               law or by the Certificate of Incorporation, each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one vote for each share of such stock, in each case, registered in such stockholder's name on the books of the Corporation (1) on the date fixed pursuant to
               Section 5 of Article V of these By-laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or (2) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. At each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided in the Certificate of Incorporation or these By-laws) shall be authorized by a majority of the votes cast affirmatively or negatively by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast affirmatively or negatively by the stockholders of such class who are present in person or represented by proxy shall be the act of such class. Unless required by law or determined by the Chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

                         SECTION 7.  List of Stockholders Entitled to Vote.
                                     --------------------------------------
               The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.










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               The list shall also be produced and kept at the time and
               place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

                         SECTION 8.  Stock Ledger.  The stock ledger of the
                                     -------------
               Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                         SECTION 9.  Notice of Business.  No business may
                                     -------------------
               be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or
               (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 of this Article II and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 9.

                         In addition to any other applicable requirements,
               for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                         To be timely, a stockholder's notice to the
               Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting
               --------  -------
               is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of the business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.











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                         To be in proper written form, a stockholder's
               notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting
               (i) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and
               (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                         No business shall be conducted at the annual
               meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 9 of this Article II; provided, however,
                                                     --------  -------
               that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 9 of this Article II shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted or discussed.


                                        ARTICLE III

                                         Directors
                                         ---------

                         SECTION 1.  Number of Directors.  The business and
                                     --------------------
               affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of a number of directors, divided into such classes and subject to such other provisions as are set forth in the Certificate of Incorporation. Except as otherwise provided in the Certificate of Incorporation, the exact number of directors shall be fixed from time to time by the Board of Directors.












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                                                                          6





                         SECTION 2.  Nomination of Directors.  Only persons
                                     ------------------------
               who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation.
               Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Nominating Committee of the Board of Directors or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 of this Article III and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2 of this Article III.

                         In addition to any other applicable requirements,
               for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                         To be timely, a stockholder's notice to the
               Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting
               --------  -------
               is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which public disclosure of the date of the special meeting was made.

                         To be in proper written form, a stockholder's
               notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which










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                                                                          7





               are owned beneficially or of record by the person and
               (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice
               (i) the name and record address of such stockholder,
               (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                         Subject to Section 4 of this Article III, no
               person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2 of this Article III. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                         SECTION 3.  Removal of Directors.  Directors of
                                     ---------------------
               the Corporation may be removed only as provided in Paragraph (e) of Article FIFTH of the Certificate of Incorporation.

                         SECTION 4.  Vacancies and Newly Created
                                     ---------------------------
               Directorships.  Any newly created directorship resulting
               -------------
               from an increase in the number of directors or any other vacancy occurring in the Board of Directors may be filled by a majority vote of the Nominating Committee, except as may










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               be otherwise provided in the Certificate of Incorporation of the Corporation. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of the director's predecessor.

                         SECTION 5.  Duties and Powers.  The business of
                                     ------------------
               the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

                         SECTION 6.  Meetings.  The Board of Directors of
                                     ---------
               the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman or any Co-Chairman, if there be one, the Chief Executive Officer, the President or any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than 48 hours before the date of the meeting, by telephone, electronic facsimile or telegram on 24 hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, provided that notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director.

                         SECTION 7.  Quorum.  Except as may be otherwise
                                     ------
               specifically provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the Board of Directors, one-half of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the
               Board of Directors.   If a quorum shall not be present at
               any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.











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                                                                          9





                         SECTION 8.  Actions of Board.  Unless otherwise
                                     -----------------
               provided by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                         SECTION 9.  Meetings by Means of Conference
                                     -------------------------------
               Telephone.  Unless otherwise provided by the Certificate of
               ----------
               Incorporation or these By-laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

                         SECTION 10.  Committees.  The Board of Directors
                                      -----------
               may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or nor such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

                         SECTION 11.  Compensation.  The directors may be
                                      -------------
               paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for










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                                                                         10





               attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                        SECTION 12.  Interested Directors.  No contract or
                                     ---------------------
               transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorized the contract or transaction, or solely because the vote or votes of such person or persons are counted for such purpose if (i) the material facts as to the relationship or interest of such person or persons and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the relationship or interest of such persons or persons and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                         SECTION 13.  Meaning of "entire Board of
                                      ---------------------------
               Directors".  As used in this Article III and in these By-
               -----------
               laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                         SECTION 14.  Chairman and Co-Chairman of the Board
                                      -------------------------------------
               of Directors.  The Board of Directors may appoint one of its
               -------------










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                                                                         11





               members as Chairman and one or more of its members as Co-Chairmen of the Board of Directors. The Chairman or a Co-Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as provided in these By-laws or as otherwise may normally be incident to such office.

                         SECTION 15.  Vice Chairman.  The Board of
                                      --------------
               Directors may also appoint one or more of its members as Vice Chairman of the Board of Directors, who shall preside at all meetings of the stockholders and of the Board of Directors in the absence of the Chairman or Co-Chairman, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as provided in these By-laws or as otherwise may normally be incident to such office (including, without limitation, the power and authority to exercise the authority of the Chairman or the Co-Chairmen in the absence or disability of such person or persons).


                                        ARTICLE IV

                                         Officers
                                         --------

                         SECTION 1.  General.  The officers of the
                                     --------
               Corporation shall be a Chief Executive Officer, a Secretary and a Treasurer. The officers of the Corporation may also include, at the discretion of the Board of Directors, a Chief Financial Officer and one or more business unit Presidents, Vice Presidents (including, without limitation, Assistant, Executive and Senior), Vice Chairmen, Assistant Secretaries, Assistant Treasurers and other officers. The officers of the Corporation shall be chosen by the Board of Directors, except that the Board may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person's authority and duties. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.

                         SECTION 2.  Election.  Each Officer shall hold
                                     ---------
               office for the term for which elected or appointed by the Board of Directors and shall exercise such powers and










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                                                                         12





               perform such duties as are provided in these By-laws or as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or by any officer upon whom such power of removal may be conferred by the Board of Directors, except that an officer chosen by the Board of Directors may be removed only by the Board of Directors. A vacancy occurring in any office of the Corporation shall be filled in the manner prescribed in these By-laws for regular appointments to such office. The salaries and other compensation of all officers of the Corporation shall be fixed by the Board of Directors.

                         SECTION 3.  Voting Securities Owned by the
                                     ------------------------------
               Corporation.  Powers of attorney, proxies, waivers of notice
               ------------
               of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                         SECTION 4.  Chief Executive Officer.  The chief
                                     ------------------------
               executive officer shall be the Chief Executive Officer of the Corporation and shall have the powers and perform the duties incident to that position. Subject to the Board of Directors, the Chief Executive Officer shall be in general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy-making officer. The Chief Executive Officer shall see to it that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other










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                                                                         13





               officers of the Corporation may sign and execute documents when so authorized by these By-laws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors or any Co-Chairman or Vice Chairman, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to the Chief Executive Officer by these By-laws or by the Board of Directors.

                         SECTION 5.  President.  The President shall
                                     ----------
               perform such duties and exercise such powers as are incident to that position, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board of Directors.

                         SECTION 6.  Vice Presidents.  At the request of
                                     ----------------
               the Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of the inability or refusal to act of the Chief Executive Officer (and if there be no Chairman or Co-Chairman or any Vice Chairman of the Board of Directors), the Vice President or the Vice Presidents, if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman or Co-Chairman or any Vice Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

                         SECTION 7.  Secretary.  The Secretary shall attend
                                     ----------
               all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

                         SECTION 8.  Chief Financial Officer.  The Chief
                                     ------------------------
               Financial Officer shall be the principal officer of the Corporation having responsibility for financial matters and shall perform such duties as may be assigned to him by the Board of Directors or the Chairman or any Co-Chairman.

                         SECTION 9.  Treasurer.  The Treasurer shall have
                                     ----------
               the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all the Treasurer's transactions as Treasurer and of the financial condition of the Corporation.

                         SECTION 10.  Assistant Secretaries.  Except as may
                                      ----------------------
               be otherwise provided in these By-laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice Chairman, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the disability of the Secretary or refusal of the Secretary to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

                         SECTION 11.  Assistant Treasurers.  Assistant
                                      ---------------------
               Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the disability of the Treasurer or refusal of the Treasurer to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of such Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of such Assistant Treasurer belonging to the Corporation.

                         SECTION 12.  Other Officers.  Such other officers
                                      ---------------
               as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.


                                         ARTICLE V

                                           Stock
                                           -----

                         SECTION 1.  Form of Certificates.  Every holder of
                                     ---------------------
               stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the Co-Chairman of the Board of Directors, the Chief Executive Officer or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the

               Corporation, certifying the number of shares in the Corporation owned by such holder.

                         SECTION 2.  Signatures.  Any or all the signatures
                                     -----------
               on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                         SECTION 3.  Lost Certificates.  The Board of
                                     ------------------
               Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the legal representative of such person, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                         SECTION 4.  Transfers.  Stock of the Corporation
                                     ----------
               shall be transferable in the manner prescribed by law and in these By-laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by the person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

                         SECTION 5.  Record Date.  In order that the
                                     ------------
               Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the
                                               --------  -------
               Board of Directors may fix a new record date for the adjourned meeting.

                         SECTION 6.  Beneficial Owners.  The Corporation
                                     ------------------
               shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.


                                        ARTICLE VI

                                          Notices
                                          -------

                         SECTION 1.  Notices.  Whenever written notice is
                                     --------
               required by law, the Certificate of Incorporation or these By-laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at the address of such person as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by electronic facsimile, telegram, telex, cable or overnight courier.

                         SECTION 2.  Waivers of Notice.  Whenever any
                                     ------------------
               notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                        ARTICLE VII

                                    General Provisions
                                    ------------------

                         SECTION 1.  Dividends.  Dividends upon the capital
                                     ----------
               stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                         SECTION 2.  Disbursements.  All checks or demands
                                     --------------
               for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                         SECTION 3.  Fiscal Year.  The fiscal year of the
                                     ------------
               Corporation shall be fixed by resolution of the Board of Directors.

                         SECTION 4.  Corporate Seal.  The corporate seal
                                     ---------------
               shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                       ARTICLE VIII

                         Indemnification of Directors and Officers
                         -----------------------------------------

                         SECTION 1.  Right to Indemnification.  Each person
                                     ------------------------
               who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as
                                     --------  -------
               provided in Section 3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceedings (or part thereof) was authorized by the Board of Directors of the Corporation.

                         SECTION 2.  Right to Advancement of Expenses.  The
                                     --------------------------------
               right to indemnification conferred in Section 1 of this
               ARTICLE VIII shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General
                           --------  -------
               Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this ARTICLE VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                         SECTION 3.  Right of Indemnitee to Bring Suit.  If
                                     ----------------------------------
               a claim under Section 1 or 2 of this ARTICLE VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VIII or otherwise shall be on the Corporation.

                         SECTION 4.  Non-Exclusivity of Rights.  The rights
                                     --------------------------
               to indemnification and to the advancement of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                         SECTION 5.  Insurance.  The Corporation may
                                     ----------
               maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                         SECTION 6.  Indemnification of Employees and
                                     --------------------------------
               Agents of the Corporation.  The Corporation may, to the
               --------------------------
               extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.


                                        ARTICLE IX

                                        Amendments
                                        ----------

                         Except as otherwise provided in the Certificate of
               Incorporation, these By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted
               (i) upon a vote of a majority of the entire Board of Directors or (ii) by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock of all classes and series of stock the holders of which are entitled to vote generally in the election of directors, voting together as a single class.